Exhibit 10.7

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ROAN RESOURCES LLC

a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of September 24, 2018 (the “Effective Date”), of Roan Resources LLC, a Delaware limited liability company (the “Company”), is adopted, executed and agreed to by the Members (as defined below).

WHEREAS, The term of the Company commenced on May 30, 2017, upon the filing with the Secretary of State of the State of Delaware the Certificate of Formation of the Company;

WHEREAS, the Company and its members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 31, 2017 (as amended, restated or otherwise modified from time to time, the “Prior Agreement”);

WHEREAS, pursuant to that certain Master Reorganization Agreement, dated as of September 17, 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and the Company, Linn and Roan Holdings have agreed to, among other things, reorganize their respective interests in Roan Resources under Roan Resources, Inc., a Delaware corporation, on the terms and conditions set forth therein (collectively, the “Reorganization”); and

WHEREAS, in connection with the Reorganization, the Members desire to amend and restate the Prior Agreement in its entirety pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), effective as of the Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Members hereby agree to amend and restate the Prior Agreement in its entirety as follows:

1. Name. The name of the limited liability company governed hereby is “Roan Resources LLC”.

2. Purpose. The business and purpose of the Company is to (a) acquire, explore and develop oil and gas interests, (b) produce and sell oil and gas therefrom, and (c) engage in and carry on any lawful business, purpose or activity ancillary or related thereto allowed under the Act. The Company shall possess and may exercise all of the powers and privileges under the Act or by any other applicable law and may perform all things necessary or incidental to, or connected with or growing out of, those activities in accordance with this Agreement..

3. Members. The persons listed on the Member Schedule on the attached Appendix I are the Members of the Company as of the Effective Date. For purposes of this Agreement, “Member” shall mean any person executing this Agreement on the date hereof or who is hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a member in the Company. The Manager (as defined below) may admit one or more additional Members to the Company on such terms as the Manager may determine. An additional Member shall (a) execute a counterpart to this Agreement and (b) make a contribution to the Company in an amount determined in good faith by the Manager. The Manager shall amend Appendix I to reflect the admission of any additional Members.

4. Capital Contributions by the Members. On or prior to the Effective Date, the Members have collectively made contributions, or are deemed to have collectively made contributions, to the capital of the Company in exchange for a 100% membership interest in the Company as set forth on Appendix I. Without creating any rights in favor of any third party, the Members may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to make any additional contributions.

5. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Members.

6. Distributions. The Members shall be entitled to (a) receive all distributions (including without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company.

7. Powers. The Members hereby designate Roan Resources, Inc., a Delaware corporation, as the sole manager of the Company (the “Manager”) as provided in Section 18-402 of the Act. The Manager shall have such rights and duties as are provided by the Act and this Agreement, and shall have the power and authority to delegate to the Officers (as defined below), if any, its rights and powers, or any portion thereof, to manage and control the business and affairs of the Company.

(i) The Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Subject to the provisions of this Agreement, the Manager (and the Officers appointed under clause (ii) below) shall have general and active management of the day to day business and operations of the Company. In addition, the Manager shall have such other powers and duties as may be prescribed by this Agreement. Such duties may be delegated by the Manager to officers, agents or employees of the Company as the Manager may deem appropriate from time to time.

(ii) The Manager may, from time to time, designate one or more persons to be officers of the Company (“Officers”). No Officer need be a member of the Company. Any Officers so designated will have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers, including, without limitation, chairman, chief executive officer, president, chief financial officer, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer.

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Each Officer will hold office until his or her successor will be duly designated and will qualify or until his or her death or until he or she will resign or will have been removed. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the Officers and agents of the Company will be fixed from time to time by the Manager or by any Officer acting within his or her authority. Any Officer may be removed as such, either with or without cause, by the Manager whenever in his, her or its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Manager. The names of the initial Officers of the Company, and their respective titles, are set forth on the attached Appendix II. Such Officers are authorized to control the day to day operations and business of the Company.

8. Liability. The Members, the Manager and the Officers shall not have any liability for the obligations, debts or liabilities of the Company except to the extent provided in the Act.

9. Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless any member, manager (including the Manager), Officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, Officer or employee of the Company.

10. Tax Elections. The fiscal and taxable year of the Company shall be the calendar year.

11. Dissolution. The Company shall dissolve, and its affairs shall be wound up at such time, if any, as the Manager may elect. No other event will cause the Company to dissolve.

12. Consents. Any action that may be taken by the Members or the Manager at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Members or Manager.

13. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Members to such effect.

14. Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, all rights and remedies being governed by said laws (excluding its conflict-of-laws rules).

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Second Amended and Restated Limited Liability Company Agreement of Roan Resources LLC as of the date first written above.

MEMBERS:

LINN ENERGY, INC.

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

ROAN HOLDINGS HOLDCO, LLC

By:	/s/ Paul B. Loyd, Jr.
Name:	Paul B. Loyd, Jr.
Title:	President

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

Appendix I

Member Schedule

Member Name	Percentage Interest	Address
Linn Energy, Inc.	50.0%	Linn Energy, Inc. 14701 Hertz Quail Springs Pkwy Oklahoma City, OK 73134

Roan Holdings Holdco, LLC	50.0%	Roan Holdings Holdco, LLC 14701 Hertz Quail Springs Pkwy Oklahoma City, OK 73134

TOTAL:	100%

APPENDIX I

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

Appendix II

Initial Officers

Name	Title
Tony C. Maranto	President and Chief Executive Officer

Joel L. Pettit	Executive Vice President – Operations and Marketing

Greg T. Condray	Executive Vice President – Geoscience and Business Development

David M. Edwards	Chief Financial Officer

Amber Bonney	Chief Accounting Officer

David C. Treadwell	General Counsel and Corporate Secretary

APPENDIX II

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC